Exhibit 15
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                                                               EXHIBIT 15
Equitable Life Insurance Company of Iowa
909 Locust Street, Des Moines, Iowa  50309         Phone:   (515) 698-7001
                                                   Fax:  (515) 698-7615

                          POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, being duly elected Directors and officers of Equitable Life Insurance Company of Iowa
("Equitable Life"), constitute and appoint Myles R. Tashman, and Marilyn Talman, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities, to sign the following Equitable Life registration statements, and current amendments to registration statements, and to file the same, with all exhibits thereto, on or before May 3, 1999, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and affirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof:

o Post-Effective Amendment currently designated #10 to Separate Account A of Equitable Life's Registration Statement on Form N-4 (Nos. 33-79170; 811-8524)


SIGNATURE                    TITLE                         DATE
---------                    -----                         ----

/s/R. Brock Armstrong        President                     April 12, 1999
---------------------
R. Brock Armstrong

/s/Thomas L. May             Director, Executive Vice      April 12, 1999
---------------------         President and Chief
Thomas L. May                 Marketing Officer

/s/Christopher R. Welp       Director and Senior Vice      April 12, 1999
---------------------         President
Christopher R. Welp


/s/Randy Von Fumetti         Director, Senior Vice         April 9, 1999
---------------------         President and Chief
Randy Von Fumetti             Financial Officer

/s/Gary J. Walljasper        Director and Vice President   April 9, 1999
---------------------
Gary J. Walljasper

/s/James R. Mumford          Director, General Counsel,    April 12, 1999
---------------------         Secretary and Assistant
James R. Mumford              Treasurer

/s/Michael R. McCoy          Director and Executive Vice   April 12, 1999
---------------------         President
Michael R. McCoy

/s/Jerome L. Sychowski       Director, Senior Vice         April 9, 1999
---------------------         President and Chief
Jerome L. Sychowski           Information Officer

/s/Marvin W. Alexander       Director and Vice President   April 12, 1999
---------------------
Marvin W. Alexander

/s/Devin L. Reimer           Director and Vice President   April 12, 1999
---------------------
Devin L. Reimer